April 29, 2009

Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

United Kingdom

CALYON

9, quai du Président Paul Doumer

92920 Paris La Défense Cedex

France

Société Générale

29, boulevard Haussmann

75009 Paris

France

Re: ArcelorMittal - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into Underwriting Agreements on behalf of the several Underwriters named respectively in Schedule I to such agreements (collectively, the “Underwriters”), with ArcelorMittal, a Luxembourg société anonyme (the “Company”), providing for a public offering of the Common Shares of the Company (the “Shares”) and a public offering of convertible senior notes of the Company (the “Convertible Notes”) each pursuant to a Registration Statement on Form F-3 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares and the Convertible Notes, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Shares of the Company, or any options or warrants to purchase any Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares"). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

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The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company issues an earnings release or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Representatives on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the common shares of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares subject to the provisions of this Agreement and there shall be no further transfer of such common shares except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.

In addition, notwithstanding the foregoing, the undersigned may undertake (i) any transfer of the Undersigned’s Shares or other securities in the context of a restructuring of the shareholder structure, provided that each such affiliate transferee executes and delivers to the Representatives on behalf of the Underwriters an undertaking in which it agrees to be bound by the terms of this Agreement, (ii) any transfer of the Undersigned’s Shares or other securities in connection with (a) a public tender or exchange offer for the common shares of the Company within the scope of the Luxembourg law of 19 May 2006 concerning public takeovers (loi du 19 mai 2006 concernant les offres publiques d'acquisition) or (b) any Company shares that may be transferred by the undersigned, directly or indirectly, in the context and in consideration of any merger or acquisition of assets, provided that in the case of (b) each such transferee executes and delivers to the Representatives on behalf of the Underwriters an undertaking in which it agrees to be bound by the terms of this Agreement, (iii) any pledge or granting of other type of security over the Undersigned’s Shares in connection with financing transactions or facilities to which the undersigned or any entity controlled by the undersigned (a) is a party as of the date hereof and/or (b) becomes a party hereafter, provided in the case of (b) that the beneficiary of such pledge or other security interest undertakes to the Representatives on behalf of the Underwriters to retain the Undersigned’s Shares that are the subject of such pledge or other security interest for the remaining duration of the Lock-Up Period set out herein, (iv) any pledge or granting of other type of security over the Undersigned’s Shares in connection with financing transactions or facilities to which the undersigned is a party and which finances the acquisition of Shares of the Company in the public offering referred to above, or (v) any transfer pursuant to the Share Lending Agreement, dated as of April 29, 2009, by and between Ispat International Investments SL and the Company.

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The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,
Mittal Investments S. à r.l.
By:	/s/ Sanjay Shukla

Universal Management Services S. à r.l.

By:	/s/ Benoit Nasr
	Name:	Benoit Nasr
	Title:	Manager

By:	/s/ Jean-Christophe Dauphin
	Name:	Jean-Christophe Dauphin
	Title:	Manager

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April 29, 2009

Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

United Kingdom

CALYON

9, quai du Président Paul Doumer

92920 Paris La Défense Cedex

France

Société Générale

29, boulevard Haussmann

75009 Paris

France

Re: ArcelorMittal - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into Underwriting Agreements on behalf of the several Underwriters named respectively in Schedule I to such agreements (collectively, the “Underwriters”), with ArcelorMittal, a Luxembourg société anonyme (the “Company”), providing for a public offering of the Common Shares of the Company (the “Shares”) and a public offering of convertible senior notes of the Company (the “Convertible Notes”) each pursuant to a Registration Statement on Form F-3 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares and the Convertible Notes, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Shares of the Company, or any options or warrants to purchase any Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares"). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

1

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company issues an earnings release or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Representatives on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the common shares of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares subject to the provisions of this Agreement and there shall be no further transfer of such common shares except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.

In addition, notwithstanding the foregoing, the undersigned may undertake (i) any transfer of the Undersigned’s Shares or other securities in the context of a restructuring of the shareholder structure, provided that each such affiliate transferee executes and delivers to the Representatives on behalf of the Underwriters an undertaking in which it agrees to be bound by the terms of this Agreement, (ii) any transfer of the Undersigned’s Shares or other securities in connection with (a) a public tender or exchange offer for the common shares of the Company within the scope of the Luxembourg law of 19 May 2006 concerning public takeovers (loi du 19 mai 2006 concernant les offres publiques d'acquisition) or (b) any Company shares that may be transferred by the undersigned, directly or indirectly, in the context and in consideration of any merger or acquisition of assets, provided that in the case of (b) each such transferee executes and delivers to the Representatives on behalf of the Underwriters an undertaking in which it agrees to be bound by the terms of this Agreement, (iii) any pledge or granting of other type of security over the Undersigned’s Shares in connection with financing transactions or facilities to which the undersigned or any entity controlled by the undersigned (a) is a party as of the date hereof and/or (b) becomes a party hereafter, provided in the case of (b) that the beneficiary of such pledge or other security interest undertakes to the Representatives on behalf of the Underwriters to retain the Undersigned’s Shares that are the subject of such pledge or other security interest for the remaining duration of the Lock-Up Period set out herein, (iv) any pledge or granting of other type of security over the Undersigned’s Shares in connection with financing transactions or facilities to which the undersigned is a party and which finances the acquisition of Shares of the Company in the public offering referred to above, or (v) any transfer pursuant to the Share Lending Agreement, dated as of April 29, 2009, by and between Ispat International Investments SL and the Company.

2

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,
Ispat International Investments, S.L.
By:	/s/ Petronella H. Merks
	Name:	P. H. Merks
	Title:	Director

By:	/s/ Sudhir Maheshwari
	Name:	Sudhir Maheshwari
	Title:	Director

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